EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of United Security Bancshares, Inc. of our report dated March 15, 2005, with respect to the consolidated statements of income, shareholders’ equity and cash flows of United Security Bancshares, Inc., included in the 2004 Annual Report to Shareholders of United Security Bancshares, Inc.

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 No. 333-111071 (as amended) pertaining to shares of common stock issued under the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions);

Form S-8 No. 33-43613 pertaining to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions);

Form S-8 No. 33-37995 pertaining to the United Security Bancshares, Inc. Long Term Incentive Compensation Plan;

Form S-8 No. 333-110013 pertaining to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions); and

Form S-8 No. 333-112127 pertaining to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan.

/s/ Ernst & Young LLP

Birmingham, Alabama

March 12, 2007